                                  NEWS RELEASE

(OMNI ENERGY SERVICES CORP. LOGO)                                   Nasdaq: OMNI
================================================================================
       4500 NE Evangeline Thwy o Carencro, LA 70520 o Phone o 337-896-6664
                               o Fax 337-896-6655

FOR IMMEDIATE RELEASE                                                  NO. 04-09

FOR MORE INFORMATION CONTACT: G. Darcy Klug, Chief Financial Officer
PHONE: (337) 896-6664


          OMNI'S NET INCOME FROM CONTINUING OPERATIONS UP 225% Revenues
                 Increase 33%; Cash Flow From Operations Up 30%

         CARENCRO, LA - MARCH 25, 2004 - OMNI ENERGY SERVICES CORP. (NASDAQ NM:
OMNI) has reported net income from continuing operations of $3.9 million ($0.44 per diluted share) for the twelve months ended December 31, 2003, on revenues of $37.1 million, a 225% increase over the $1.2 million ($0.14 per diluted share) of net income from continuing operations, on revenues of $27.8 million, reported for the twelve month period ended December 31, 2002. For the year ended 2003, OMNI also reported operating income plus depreciation and amortization ("cash flow from operations") of $7.4 million ($0.84 per diluted share), a 30% increase over cash flow from operations of $5.7 million ($0.65 per diluted share) reported for the year ended 2002.

         With the effects of certain non-GAAP financial measures, as referenced herein as "pro forma", to assist investors in better understanding the comparative results of the Company's financial performance, OMNI reported net income from continuing operations on a pro forma basis of $5.1 million ($0.58 per diluted share, see attached table), on revenues on a pro forma basis of $46.7 million, with the inclusion of American Helicopters, Inc. for the entire twelve-month period ended December 31, 2003. Additionally, OMNI reported cash flow from operations on a pro forma basis of $9.2 million, including American Helicopters, Inc. for the same twelve-month period ended December 31, 2003. OMNI acquired American Helicopters, Inc. on November 20, 2003. The 2003 pro forma results exclude the impact of the Company's recently announced award of a certain multi-year aviation contract to provide transportation services in the Gulf of Mexico.

         The Company also reported a non-recurring charge of $0.4 million ($0.04 per diluted share) for the twelve months ended December 31, 2003 in connection with discontinuing its operations in South America until market conditions improve in that country. After preferred stock dividends of $0.5 million ($0.05 per diluted share), OMNI reported net income applicable to common and common equivalent shares of $3.0 million ($0.34 per diluted share) in 2003, a 329% improvement over the $0.7 million reported for 2002. OMNI previously announced the redemption of substantially all of its Series A and Series B Preferred Stock during the first quarter of 2004.

         For the fourth quarter ended December 31, 2003, OMNI reported revenues of $10.2 million; a 59% increase over the $6.4 million reported for the three-month period ended December 31, 2002. From continuing operations, OMNI reported net income of $1.0 million, or $0.10 per diluted share, for the three months ended December 31, 2003, as compared to a loss of $(0.6) million, or $(0.07) per diluted share, for the three months quarter ended December 31, 2002. Cash flow from operations totaled $1.0 for the fourth quarter of 2003, as compared to $0.3 for the fourth quarter of December 31, 2002.

         "Our impressive 2003 performance resulted from continued attention to our operating costs and administrative expenses and improved market conditions in our core business segment, seismic drilling in the Transition Zone," commented James C. Eckert, Chief Executive Officer. "2003 was also marked with crucial milestones in our aviation division. Through internal growth and acquisitions, we have aggressively increased this core business segment. Our objective is to develop this business segment into OMNI being recognized as a leading provider of aviation transportation services in the shallow, offshore waters of the Gulf of Mexico. Our efforts have been rewarded with the recent signing of a five-year, $7 million contact to provide aviation transportation services for an oil and gas company operating in the Gulf of Mexico.

         "By restructuring and reshaping our balance sheet, realigning our senior debt, and maximizing the use of our continually improving cash flow, we are not only capable of capitalizing on strategic business opportunities, but we anticipate reducing debt with excess cash flow. Further, by increasing our profitability, OMNI's net operating tax loss carryforwards in excess of $30 million are becoming an increasingly valuable asset by reducing income taxes and preserving cash. 2003 was a challenging year for OMNI. Our management team rose to the occasion and has postured the company for continued stockholder value enhancement. We are pleased with the market's reaction to our business strategy," continued Eckert.

         "The market remains difficult to accurately project future business activity. Accordingly, we must remain focused on our original objective of profitability and operating cash flow. To do this, we will maintain cost constraints, maximize asset utilization and concentrate on employee efficiency," added Eckert. "We must continue expanding the services we provide to our customers requiring us to pursue various strategic business opportunities. In doing so, we will methodically explore and evaluate transactions, that not only expand and complement our core businesses, but also add value and enhance these same business segments. Certain opportunities are currently under consideration which could present exciting opportunities for OMNI. We are committed to continue as a leading provider of integrated services to the oil and gas industry. By doing so, we believe we will provide the maximum, long-term value for our stockholders," concluded Eckert.

         Headquartered in Carencro, LA, OMNI Energy offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business units: Seismic Drilling, Helicopter Support, Permitting and Seismic Survey. OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's ability to close the new facilities referred to above, OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution and other risks detailed in the Company's filings with the Securities and Exchange Commission.

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                           OMNI ENERGY SERVICES CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003

                                                                                  2001             2002             2003
                                                                              -------------    -------------    -------------
                                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenue .........................................................   $      23,686    $      27,796    $      37,055
Operating expense .........................................................          20,893           22,142           28,741
                                                                              -------------    -------------    -------------
Gross profit (loss) .......................................................           2,793            5,654            8,314
General and administrative expense ........................................           3,126            3,771            5,232
Asset impairment and other charges ........................................             632               --               --
                                                                              -------------    -------------    -------------
Operating income (loss) ...................................................            (965)           1,883            3,082
Interest expense ..........................................................           1,300            1,079              999
Other (income) expense ....................................................          (7,929)              (4)            (167)
                                                                              -------------    -------------    -------------
Income (loss) before taxes ................................................           5,664              808            2,250
Income tax benefit ........................................................              --             (400)          (1,600)
                                                                              -------------    -------------    -------------
Net income (loss) from continuing operations ..............................           5,664            1,208            3,850
Discontinued operations ...................................................              --               --             (367)
                                                                              -------------    -------------    -------------
Net income (loss) .........................................................           5,664            1,208            3,483
Accretion of preferred stock and preferred stock dividends ................            (726)            (484)            (484)
                                                                              -------------    -------------    -------------

Net earnings (loss) applicable to common and common equivalent shares .....   $       4,938    $         724    $       2,999
                                                                              =============    =============    =============
Basic income (loss) per common share:
         Income from continuing operations ................................   $        0.63    $        0.14    $        0.44
         (Loss) from discontinued operations ..............................              --               --    $       (0.04)
         Net Income .......................................................   $        0.63    $        0.14    $        0.40
         Net Income applicable to common and common equivalent shares .....   $        0.55    $        0.08    $        0.34
Diluted income (loss) per common share:
         Income from continuing operations ................................   $        0.58    $        0.14    $        0.44
         (Loss) from discontinued operations ..............................              --               --    $       (0.04)
         Net Income .......................................................   $        0.58    $        0.14    $        0.39
         Net Income applicable to common and common equivalent shares .....   $        0.50    $        0.08    $        0.34
Number of shares used in calculating earnings (loss) per share:
            Basic .........................................................           9,015            8,739            8,772
            Diluted .......................................................           9,844            8,745            8,828



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Set forth below is a reconciliation to GAAP measures of non-GAAP measures used herein. These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements. The results shown below for American Helicopters, Inc. ("AHI") include results for January 1, 2002 through December 31, 2002 in the pro forma information for December 31, 2002. The results shown below for American Helicopters, Inc. ("AHI") include results for January 1, 2003 through acquisition date of November 20, 2003 in the pro forma information for December 31, 2003.

                          RECONCILIATION OF HISTORICAL
                        GAAP BASIS RESULTS TO HISTORICAL
                           NON-GAAP BASIS INFORMATION:
                      (in thousands, except per share data)

                                                                                 Unaudited
                                                                             Twelve Months Ended
                                                                                 December 31,
                                                                             2002            2003
                                                                         -------------   -------------
GAAP Revenues ........................................................   $      27,796   $      37,055
Plus:  AHI Revenues ..................................................           8,815           9,599
                                                                         -------------   -------------
Pro Forma Revenues ...................................................   $      36,611   $      46,654
                                                                         =============   =============

GAAP Net Income from Continuing Operations ...........................   $       1,208   $       3,850
Plus:  AHI Net Income from Continuing Operations .....................             575           1,261
                                                                         -------------   -------------
Pro Forma Net Income from Continuing Operations ......................   $       1,783   $       5,111
                                                                         =============   =============
Pro Forma Earnings Per Share - Diluted ...............................   $        0.20   $        0.58
                                                                         =============   =============

GAAP Net Income ......................................................   $       1,208   $       3,483
Plus:  AHI Net Income ................................................             575           1,261
                                                                         -------------   -------------
Pro Forma Net Income .................................................   $       1,783   $       4,744
                                                                         =============   =============
Pro Forma Earnings Per Share - Diluted ...............................   $        0.20   $        0.54
                                                                         =============   =============

GAAP Cash Flow from Operations .......................................   $       5,667   $       7,381
Plus:  AHI Cash Flow from Operations .................................             993           1,793
                                                                         -------------   -------------
Pro Forma Cash Flow from Operations ..................................   $       6,660   $       9,174
                                                                         =============   =============

Diluted Shares .......................................................           8,745           8,828